UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SMX (Security Matters) Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Mespil Business Centre, Mespil House Sussex Road, Dublin 4, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, with a nominal value of $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-267301

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (a) Class A ordinary shares with a nominal value of $0.0001 per share (the “Ordinary Shares”), and (b) parent warrants, each entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share (the “Warrants”), of SMX (Security Matters) Public Limited Company (the “Company”).

The description of the Ordinary Shares and Warrants contained in the section entitled “Description of Parent Securities” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-267301), as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that include such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 7, 2023

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Name: Haggai Alon
Title: Director